1800 South 14th Street, P.O. Box 638, Elkhart, IN 46515-0638

Telephone (574) 294-7511 Fax (574) 522-5213

NEWS RELEASE

May 17, 2005

FOR IMMEDIATE RELEASE

CONTACT:	Andy L. Nemeth

PATRICK INDUSTRIES, INC.

BOARD OF DIRECTOR RESIGNATION

Elkhart, Indiana - - - - The Board of Directors of Patrick Industries, Inc. (PATK) has announced that David D. Lung has resigned as a member of the Company’s Board effective May 13, 2005. Concurrently, the Company announced that Paul E. Hassler, President and Chief Executive Officer of Patrick Industries, Inc., was unanimously elected by the Board of Directors to fill the vacancy for the remainder of the term.

Mr. Hassler was elected President and Chief Executive Officer of the Company on February 26, 2004. The Board would like to thank Mr. David Lung for his years of service to the Company.

Patrick Industries is a major manufacturer of component products and distributor of building products serving the Manufactured Housing, Recreational Vehicle, Kitchen Cabinet, Furniture, Marine, and Industrial and Architectural markets and operates coast to coast in thirteen states.

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